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As filed with the Securities and Exchange Commission on January 23, 2002.

Registration No. 333-70740

SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

POST EFFECTIVE
AMENDMENT NO. 1 TO
FORM S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

PHARMACOPEIA, INC.
(Exact name of Registrant as specified in its charter)

Delaware	8731	33-0557266
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

CN 5350
Princeton, New Jersey 08543-5350
(609) 452-3600
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant's Principal Executive Offices)

Joseph A. Mollica, Ph.D.
Chairman of the Board,
President and Chief Executive Officer
Pharmacopeia, Inc.
CN 5350
Princeton, New Jersey 08543-5350
(609) 452-3600

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

James J. Marino, Esquire	Franci J. Blassberg, Esquire
Dechert	Debevoise & Plimpton
997 Lenox Drive, Building 3, Suite 210	919 Third Avenue
Lawrenceville, New Jersey 08648	New York, NY 10022

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: No shares will be sold to the public. The offering has terminated.

        If the securities being registered on this Form are to be offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. / /

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

        If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

        Pharmacopeia, Inc. hereby deregisters 11,124,353 shares of its common stock, par value $.001 per share, previously registered on Pharmacopeia's Registration Statement on Form S-4 (File No. 333-70740) filed in connection with the proposed merger of Eos Biotechnology, Inc. with and into Eagle Acquisition Corporation, a wholly-owned subsidiary of Pharmacopeia. Eos and Pharmacopeia have mutually agreed to terminate the merger agreement pursuant to its terms. Accordingly, no shares of Pharmacopeia common stock will be issued in connection with the proposed merger.

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SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Princeton, and the State of New Jersey, on this 23rd day of January, 2002.

PHARMACOPEIA, INC.
/s/ JOSEPH A. MOLLICA Joseph A. Mollica, Ph.D. Chairman of the Board of Directors, Chief Executive Officer and President

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ JOSEPH A. MOLLICA Joseph A. Mollica, Ph.D.	Chairman of the Board of Directors, President and Chief Executive Officer (Principal Executive Officer)	January 23, 2002
/s/ BRUCE C. MYERS Bruce C. Myers	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	January 23, 2002
* Frank Baldino, Jr., Ph.D.	Director	January 23, 2002
* Paul A. Bartlett, Ph.D.	Director	January 23, 2002
* Gary E. Costley, Ph.D.	Director	January 23, 2002
* James J. Marino	Director	January 23, 2002
* Ricardo B. Levy, Ph.D.	Director	January 23, 2002
* Charles A. Sanders, M.D.	Director	January 23, 2002
*By:	/s/ JOSEPH A. MOLLICA Joseph A. Mollica, Ph.D. Attorney-in-Fact

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SIGNATURES